United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2016

Globe Net Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-172172	000-0000000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2302-3 Pacific Plaza 410 Des Voeux Road West Hong Kong, China

(Address of principal executive offices)

Registrant’s telephone number, including area code (253) 252- 8637

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Globe Net Wireless Corp.	Page 2

Information to be included in report

Item 8.01.   Other Events

On November 11, 2016, Globe Net issued a press release announcing that it had completed the contract for its new mobile text marketing platform, TextPro Connect IQ. A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Pursuant to the terms and conditions of a consultant agreement, Globe Net Wireless Inc. had retained the services of Impact Media Group Limitada for a term of 2 months beginning August 25, 2016 and expiring on October 25, 2016. For providing such services Globe Net paid a one-time fee of $5,000 to Impact Media. See Exhibit 10.1 – Consultant Agreement for more details.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit	Description

10.1	Consultant Agreement dated August 25, 2016 between Globe Net Wireless Corp. and Impact Media Group., filed as an Exhibit to Globe Net Wireless Corp’s Form 8-K (Current Report) filed on August 29, 2016, and incorporated herein by reference.	Filed

99.1	Press release dated November 11, 2016 announcing the completion of the mobile text marketing platform, TextPro Connect IQ.	Included

Form 8-K	Globe Net Wireless Corp.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Globe Net Wireless Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

Globe Net Wireless Corp.

Dated: November 14, 2016	By:	/s/ Gustavo Americo Folcarelli
Gustavo Americo Folcarelli – President & CEO